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                                                                   EXHIBIT 10.25


August 31, 1998

One (1) Page Telefax to:

Mr. Gordon Graves, Chairman & CEO
Mr. Clifton Lind, President & COO
Multimedia Games, Inc.
8900 Shoal Creek Blvd., Suite 300
Austin, TX  78757

Dear Gordon and Clifton:

         In accordance with our conversation today, this will confirm our mutual agreement:

         1. MGAM will pay $1,000/month rent from January 1998 through December 1999;

         2.       My consulting contract remains unchanged;

         3. MGAM will grant me an additional 7,500 consulting options at $3.81 with vesting anniversaries based on a 1/8/98 grant date;

         4. MGAM will pay me a $57,500 bonus in September of which I will apply $52,500 to liquidate my $52,500 note for stock purchased on 10/17/97 and I will secure the remaining liability of $100,195 with a "negative pledge" on my ranch; and

         5. An additional bonus of $3,000 will be paid before Thanksgiving 1998, which will be applied to interest.

         My promissory note to Multimedia Games, Inc. (the "Company") for stock purchased October 17, 1997 in the amount of $52,500 will be liquidated by applying $52,500 of a $57,500 bonus to be paid on September 15, 1998. My new promissory note to the Company in the amount of $100,195 for stock purchased January 23, 1998 in the amount of $3,880 and on April 15, 1998 in the amount of $96,315 shall be secured by a negative pledge on my Kansas ranch. The "negative pledge" is intended to assure the Company that the unencumbered equity in the ranch (which is assumed to have a fair market value of $400,000 and is currently encumbered by approximately $60,000 in mortgages) will at all times be at least $100,195.

         If the foregoing accurately sets forth our mutual understanding, please so indicate by signing a copy of this letter in the place provided below.

                                              Sincerely,

                                              Larry Montgomery

Agreed and Accepted this
31st day of August, 1998
By:
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      Gordon Graves, Chairman & CEO